                                             EX 10.53.2

       AGREEMENT TO PROVIDE MANAGEMENT SERVICES
                         TO AN
               ASSISTED LIVING FACILITY
                (YORK, SOUTH CAROLINA)

     This Agreement to Provide Management Services to an Assisted Living Facility ("Agreement") dated as of January 1, 1998, is made and entered into by and between YORK CARE, L.L.C., a Washington limited liability company ("Owner") and ACORN SERVICE
CORPORATION, a Washington corporation ("Manager").

                       RECITALS
     A. Owner is the owner of that certain real property located at 40 - 42 Ross Cannon Street (the
"Real Property") including the improvements on the Real
Property that constitute the 50 unit assisted living facility commonly known as "York Care Facility" and located in York, South Carolina (the "Facility");

     B. Owner desires to engage the services of a person or entity to manage the Facility on Owner' s behalf and to provide certain consulting services to Owner in connection therewith;

     C. Manager is experienced and qualified in the field of assisted living facility management;

     D. Owner has determined that Manager's fee is economical in light of the range of services which Manager is willing to provide to Owner; and

     E. Manager is willing to operate the Facility on Owner's behalf and provide consulting services to Owner in connection therewith, pursuant to the terms and conditions set forth herein.


     NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, IT
IS AGREED AS FOLLOWS:

1. MANAGEMENT AND CONSULTING RESPONSIBILITIES OF
MANAGER.


     Owner hereby engages Manager to provide, and Manager hereby accepts such engagement and agrees to provide, management, consulting, advisory and supervisory services to Owner in connection with the operation of the Facility, upon the terms and conditions set forth in this Agreement. By entering into this Agreement, Owner does not delegate to Manager any powers, duties, or responsibilities which Owner is prohibited by law from delegating. Owner also retains such other authority as shall not have been expressly delegated to Manager pursuant to this Agreement.
Subject to the foregoing, and commencing on January I, 1998 (the
"Commencement Date") Manager shall provide the following services to, or on behalf of Owner:

     1.1 Operational Policies and Forms. Manager shall implement operational policies and procedures and develop such new policies and procedures as Manager deems necessary to insure the establishment and maintenance of operational standards appropriate for the nature of the Facility.

     1.2 Charges. Manager shall establish the schedules of recommended charges, including any and all special charges for services rendered to residents at the Facility. Owner shall have the right to review and approve the charge schedules established by Manager.



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     1.3 Information. Manager shall develop any
informational material, mass media releases, and other related publicity materials, which Manager deems necessary for the operation of the Facility.

     1.4 Regulatory Compliance. Manager, with the assistance of Owner if requested by Manager, shall use its best efforts to obtain and maintain all licenses, permits, qualifications, and approvals from any applicable governmental or regulatory authority for the operation of the Facility and to manage the operations of the Facility in full compliance with a11 applicable laws and regulations, and in accordance with all such licenses, permits, qualifications, and approvals.

     1.5 Equipment and Improvements. Manager shall advise Owner as to equipment and improvements which are needed to maintain or upgrade the quality of the Facility, to replace obsolete or run-down equipment, or to correct any deficiencies (including, without limitation, any survey deficiencies) which may be observed or cited during the term of this Agreement.
Owner shall review and act upon Manager's recommendations as expeditiously as possible. Manager shall not be liable for any cost or liability which Owner may incur in the event Owner disregards Manager's recommendations. Manager shall, as a Facility Expense
(such term as used in this Agreement shall have the meaning specified in Paragraph 8.2 below), make all necessary and approved repairs, replacements and maintenance within the budgetary limits set forth in the annual capital expenditure budget prepared by Manager pursuant to Paragraph 1.12. hereof and in a workmanlike and lien-free manner.

     1.6 Accounting. Manager shall provide home office and accounting support to the Facility. All accounting procedures and systems utilized in providing said support shall be in accordance with the operating capital and cash programs developed by Manager, which programs shall conform to generally accepted accounting principles and shall not materially distort income or loss. If Owner so elects by notice to Manager, Manager shall prepare or cause to be prepared all tax returns required in connection with operation of the Facility, including payroll tax returns (but excluding Owner's income tax returns, which Manager shall prepare only if Owner and Manager agree upon separate compensation to be paid to Manager for preparing such income tax returns) and, at Owner's sole cost and expense, Manager shall cause all local, state and federal taxes to be timely paid or contested, as appropriate. Such taxes shall be deemed to be Facility Expenses and shall be paid out of the revenues of the Facility or the working capital for the Facility provided by Owner. Nothing herein shall preclude Manager from delegating to a third party a portion of the accounting duties provided for in this section; provided, that such delegation shall not relieve Manager from Manager's ultimate liability for the timely and complete performance of the obligations provided for herein.

     1.7 Reports. Manager shall prepare and provide to the Owner any reasonable operational information which may from time to time be specifically requested by Owner, including any information needed to assist Owner in completing its tax returns and in complying with any reporting obligations imposed by any mortgagees of the Facility. In addition: (i) within thirty (30) days after the end of each calendar month, Manager shall provide Owner with an unaudited balance sheet of the Facility, dated the last day of such month, and an unaudited statement of income and expenses for such month relating to the operation of the Facility; and
(ii) within ninety (90) days after the end of the fiscal year of the Facility, Manager shall provide
Owner with unaudited financial statements including a balance sheet of the Facility, dated the last day of said fiscal year, and an unaudited statement of income and expense for the fiscal year then-ended relating to the operation of the Facility.

     1.8 Bank Accounts. Manager shall open a new checking account in the name of the Facility ("Facility
Checking Account") and shall deposit in the Facility
Checking Account all

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money received during the term of this Agreement in the
course of the operation of the Facility; provided, however, that during the term hereof, withdrawals and payments from the Facility Checking Account shall be made only on checks signed by a person or persons authorized by Manager. Owner shall be given notice as to the identity of said authorized signatories. All
Facility Expenses incurred in the operation of the Facility in accordance with the terms of the budgets submitted to Owner under Paragraph 1.12 hereof, shall be paid by check drawn on the Facility Checking
Account. Withdrawals from the Facility Checking Account shall be made first to pay the Base Management Fee (as that term is defined in Subparagraph 9.2, below), and, thereafter, to pay Facility Expenses in such order of priority as Manager deems appropriate to the operation of the Facility. In the event the revenues generated by the Facility are at any time insufficient to pay all of the Facility Expenses, Owner shall, within five (5) days of Owner's receipt of a written demand by Manager, deposit in the Facility Checking Account sufficient funds to satisfy the then working capital needs of the Facility.

     1.9 Personnel. Manager shall: (i) recruit, employ, train, promote, direct, discipline, suspend, and discharge Facility personnel; (ii) establish salary levels, personnel policies, and employee benefits; and
(iii) establish employee performance standards, all as needed during the term of this Agreement to ensure the efficient operation of all departments within and services offered by the Facility. All Facility personnel shall be employees of Manager, not Owner, and all salaries, benefits, payroll taxes and other costs related to Facility personnel (including, without limitation, computer training and other employee training and education, including tuition, travel and other expenses relating thereto if such expenses are incurred with Owner's approval) shall not be included in the Base Management Fee, but shall be separately reimbursed by Owner as a Facility Expense. In addition, the costs and expenses (including, without limitation, travel expenses) of consultants, independent contractors or other providers of services engaged by Manager with Owner's approval shall be separately reimbursed as Facility Expenses.

     1.10 Supplies and Equipment. Manager shall purchase, as a Facility Expense, supplies and non-capital equipment (including, without limitation, computer hardware and software) needed to operate the Facility within the budgetary limits set forth in the annual operating budget prepared by Manager pursuant to Paragraph 1.12 hereof. In purchasing said supplies and equipment Manager shall, if possible, take advantage of any national or group purchasing agreements to which Manager may be a party.

     1.11 Legal Proceedings. If approved by Owner,
Manager shall, as a Facility Expense and through its legal counsel, coordinate all legal matters and proceedings with Owner's counsel; if Owner does not approve the same, Owner shall indemnify, protect, defend and hold Manager harmless with respect to such legal matters and proceedings. .

     1.12 Budgets. The Facility shall be operated on a fiscal year of January 1 through December 31. Within forty-five (45) days prior to the start of each fiscal year, Manager shall prepare and submit to Owner for Owner's review and agreement, which agreement shall not be unreasonably withheld (i) an annual operating budget, (ii) an annual capital expenditure budget, and
(iii) an annual cash flow projection. In the event the operating budget or the capital expenditure budget (or both) have not been agreed upon prior to the first day of the then-current fiscal year, beginning in fiscal year 1998, the operating budget or capital expenditure budget in effect for the prior fiscal year, as appropriate, shall continue in effect until the new operating budget or capital expenditure budget, as appropriate, is agreed upon by Owner and Manager.
Thereafter, any expenditures made during the year pursuant to said agreed-upon budgets and/or any expenditures on an item-by-item basis exceeding by no more than 10% the amounts set forth therein for the applicable expense item (the "Budget Threshold") may be made without Owner's prior approval. Any unbudgeted expenditures and/or any expenditures in excess of the Budget

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Threshold shall be subject to Owner's prior approval,
which approval shall not be unreasonably withheld.

     1.13 Collection of Accounts. Manager shall issue bills and collect accounts and monies owed for goods and services furnished by the Facility, including, but not limited to, enforcing the rights of Owner and the Facility as creditor under any contract or in connection with the rendering of any services;
provided, however, that any expenses incurred by Manager shall not be included in the Base Management
Fee, but shall be separately reimbursed by Owner as a Facility Expense. Notwithstanding any other provision of this Agreement to the contrary, Manager does not guaranty the collectability of such accounts or monies and shall have no liability to Owner for Manager's inability to so collect such accounts or monies.

     1.14 Construction Supervision. Owner and Manager may agree that Manager shall act as construction supervisor with respect to any construction work for the Facility or on the Real Property after the Commencement Date (as defined in Paragraph 1, above), in which event Manager will supervise, oversee and administer each and every aspect of any such improvements and construction work. For the purposes of this Agreement, "construction work" shall include any construction, reconstruction or alteration of any improvements constituting part of the Real Property, but shall not include usual maintenance and repairs made to the Facility or the Real Property. Without limitation of the foregoing, if Owner and Manager agree that Manager shall act as construction supervisor, and subject to Owner's approval in each instance, Manager will: (a) negotiate contracts for architectural, design, engineering and construction services; (b) secure any and all necessary consents and approvals;
(c) oversee the administration of construction contracts; and (d) act as project manager with respect to the construction work.

     1.15 Extraordinary Costs. Except as otherwise specifically provided herein, all extraordinary costs incurred by Manager with respect to the Facility shall be separately reimbursed as Facility Expenses (and not included in the Base Management Fee) after first having been approved by Owner.

2. INSURANCE.

     Upon request, Manager, at Owner's sole cost and expense, shall arrange for and maintain all necessary and proper hazard insurance covering the Facility, the furniture, fixtures, and equipment situated thereon, and all necessary and proper malpractice and public liability insurance for Owner's protection and for the protection of Owner's officers, agents and employees.
Until such a request is made and/or in the event
Manager is unable to secure insurance coverage for the Facility for any reason whatsoever, Owner shall be responsible for obtaining and maintaining said insurance. In addition, Manager shall provide employee health and worker's compensation insurance for all Manager employees at the Facility in accordance with Manager's policies therefor, and the costs thereof shall not be included in the Base Management Fee, but shall be separately reimbursed by Owner as a Facility
Expense. Manager shall, at Manager's sole cost and expense, arrange for and maintain all necessary and proper malpractice and public liability insurance for the protection of Manager, and Manager's officers, agents, and employees. Any insurance provided by Owner pursuant to this Paragraph 2. shall comply with the requirements of any mortgage or deed of trust encumbering the Facility, and any insurance provided by Manager pursuant to this Paragraph 2 shall comply with such requirements provided that Owner shall have provided Manager with a copy of such mortgage or deed of trust.

3. PROPRIETARY INTEREST.

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     The systems, methods, procedures, and controls
employed by Manager and any written materials or brochures developed by Manager to document the same are, and shall remain, the property of Manager and are not, at any time during or after the term of this Agreement, to be utilized, distributed, copied, or otherwise employed or acquired by Owner, except as authorized by Manager.

4. TERM AND TERMINATION OF AGREEMENT.

     4.1 Term. The term of this Agreement ("Term") shall commence on the Commencement Date and expire on the fifth (5th) anniversary of the Commencement Date;
provided, however, that the Term shall be extended automatically for successive two (2) year periods unless terminated prior to expiration of the Term (as the same may have be extended) pursuant to this Paragraph 4.

     4.2 Termination. The Term (as the same may be have been extended ) may be terminated by either Manager or Owner

     (a) at any time, with or without cause, by giving notice of termination not. less than thirty
          (30) days prior to the effective date of such termination;

     (b)  if fifty percent (50%) or more of the
          Facility is either (i) damaged or destroyed or (ii) taken by condemnation, proceedings or otherwise, whether or not Owner elects to rebuild or repair the Facility, by giving notice of termination not less than ten ( 10) days prior to the effective date of such termination;

     (c) immediately upon the occurrence of an Event of Default by the other party (as defined in Paragraph 5, below), by giving notice of termination, effective the date of receipt
          (or deemed receipt) by the defaulting party of such notice of termination.

     4.3 Effect of Termination. In the event of a termination of Term pursuant to Subparagraphs 4.2(a) or 4.2(b), above, upon the effective date of such termination, neither party shall have any further obligations whatsoever under this Agreement; provided, however, that Manager shall be entitled to receive immediate payment of all amounts theretofore unpaid by Owner but earned by Manager as of the effective date of such termination. In the event of a termination of the Term pursuant to Subparagraph 4.2(c), above, except as expressly provided in Paragraph 5.3, below, neither party shall have any further obligation whatsoever under this Agreement; provided, however, that Manager shall be entitled to receive immediate payment of all amounts theretofore unpaid by Owner but earned by Manager as of the effective date of such termination.
In the event that Owner desires Manager to leave any equipment owned by Manager at the Facility upon such termination, Owner shall pay to Manager the fair market value of such equipment to be left at the Facility and Manager shall transfer title thereto to Owner upon such payment.

5. DEFAULT, REMEDIES UPON DEFAULT.

     5.1 Manager's Events of Default. With respect to
Manager, it shall be an "Event of Default" under this
Agreement:

          (a)  If Manager shall fail to keep, observe,
               or perform any material agreement, term, or provision of this Agreement, and such default shall continue

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                         for a period of thirty (30)
               days after Manager's receipt of notice
               of such default from Owner, which notice shall specify the event or events constituting the default; or

          (b)  If (i) Manager shall: (A) apply for, or
               consent to, the appointment of a
               receiver, trustee, or liquidator of
               Manager of all or a substantial part of
               Manager's assets, (B) file a voluntary
               petition in bankruptcy, or admit in
               writing Manager's inability to pay
               Manager's debts as they become due, (C)
               make a general assignment for the
               benefit of creditors, or (D) file a
               petition or an answer seeking
               reorganization or arrangement with
               creditors or taking advantage of any
               insolvency law; or (ii) an order,
               judgment or decree shall be entered by a court of competent jurisdiction, on the application of a creditor (A) adjudicating Manager as bankrupt or insolvent, (B) approving a petition seeking reorganization of Manager, or
               (C) appointing a receiver, trustee, or
               liquidator for Manager or for all or a
               substantial part of Manager's assets.

     5.2 Owner's Events of Default. With respect to
Owner, it shall be an Event of Default under this
Agreement:

          (a)  If Owner shall fail to make or cause to
               be made any payment to Manager required
               to be made hereunder (other than Owner's obligation, pursuant to Paragraph 1.8, above, to deposit working capital into the Facility Checking Account, which circumstance shall be handled in accordance with Subparagraph 5.2(b), below), and such failure shall continue for a period of thirty (30) days;

          (b) If Owner shall fail to keep, observe, or perform any material agreement, term, or provision of this Agreement and such default shall continue for a period of thirty (30) days after Owner's receipt of notice of such default from Manager, which notice shall specify an event or events constituting the default provided, however, that in the case of Owner s failure to provide, pursuant to Paragraph 1.8, above, necessary working capital upon demand by Manager, it shall be deemed to be an Event of Default hereunder if the such necessary working capital is not deposited in the Facility
               Checking Account within ten ( 10) days
               of Manager's initial demand therefor
               without any further notice from Manager
               being required;

          (c) If Owner shall fail to make payments, or keep any covenants, owing to any third party which are beyond the control of Manager to make or keep, and which would cause Owner to lose possession of the Facility or any personal property required to operate the Facility in the normal course of operation; or

          (d)  If.. (i) Owner shall (A) be dissolved,
               (B) apply for or consent to the
               appointment of a receiver, trustee or
               liquidator for Owner or for all or a
               substantial part of Owner's assets, (C)
               file a voluntary petition in bankruptcy
               or admit in writing its inability to pay
               Owner's debts as they become due, (D)
               make a general assignment for the
               benefit or creditors, or (E) file a
               petition or an answer seeking
               reorganization or

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                     arrangement with creditors or
               taking advantage of any insolvency law;
               or (ii) an order, judgment or decree
               shall be entered by a court of competent jurisdiction, on the application of a creditor (A) adjudicating Owner as bankrupt or insolvent, (B) approving a petition seeking reorganization of
               Owner, or (C) appointing a receiver,
               trustee or liquidator for Owner or of
               all or a substantial part of Owner's
               assets.

     5.3 Remedies Upon Default by Owner. In the event of an Event of Default by a party, the non-defaulting party shall have, in addition to the right to terminate the Term pursuant to Subparagraph 4.2(c), above, all rights and remedies available to such non-defaulting party at law or in equity.

6. OWNER'S RIGHT TO INSPECT FACILITY/BOOKS AND RECORDS.

     During the Term, Owner shall have the right, upon not less than forty-eight (48) hours prior notice to Manager and at reasonable times during normal business hours, to inspect the Facility and to inspect and/or audit all books and records pertaining to the operation thereof.

7. FACILITY OPERATIONS.


     7.1 No Guarantee of Profitability. Manager does not guarantee, and shall not be construed to have guaranteed, to Owner or any third party (including any mortgagee) that operation of the Facility will be profitable, but Manager shall use Manager' s commercially reasonable, diligent, and good faith efforts to operate the Facility in as cost-efficient and profitable a manner as possible in light of all of the circumstances then-existing.

     7.2 Standard of Performance. In performing
Manager's obligations under this Agreement, Manager shall use Manager's commercially reasonable, diligent, and good faith efforts, and act with professionalism, in undertaking management of the Facility, all in accordance with accepted and prevailing standards of health care in the general location of the Facility and with the policies adopted by, and resources available to, the Facility.

     7.3 Force Majeure. Manager will not be deemed to be in violation of this Management Agreement if Manager is prevented from performing any of Manager' s obligations hereunder for any reason beyond Manager's reasonable control, including, without limitation:
strikes, sick-outs, or labor disputes; material or supply shortages; war, insurrection or civil unrest;
fire, earthquakes, severe weather, flooding; acts of God; Owner's failure to perform Owner obligations under this Agreement; or any law, statute, regulation, ordinance, or rule of any federal, state or local government or agency thereof, or any order, decree, or judgment of any court with jurisdiction.

8. WITHDRAWAL OF FUNDS BY OWNER; MINIMUM BANK BALANCE.

     8.1 Withdrawal by Owner. From time to time, Owner may withdraw the then accumulated operating cash surplus (as determined by Manager) from the Facility
Checking Account subject to the right of Manager to restrict withdrawal by Owner of any Facility funds in accordance with the provisions of Paragraph 8.2, below.

     8.2. Minimum Cash Balance. At all times (subject to Manager's right, pursuant to Paragraph 1.8, above, to demand working capital from Owner in the event of a shortfall), Manager shall maintain a minimum cash balance in the Facility Checking Account equal to the sum of..

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          (a) All costs and expenses associated with
          the ownership or operation of the
               Facility (each a "Facility Expense" and
               any two or more or all the
               "Facility Expenses"), including, without limitation, any principal and interest payments due in connection with any loan secured by a mortgage on the Facility, payroll, insurance, supplies, services, taxes (but excluding all federal, state, and local income taxes assessed against Owner), and the Base Management Fee, all of which Facility Expenses are unpaid but will become due and payable within the ensuing forty-five (45) days; plus

          (b) An amount deemed necessary by Manager to be adequate for unanticipated contingencies, which amount initially shall be $5,000 and which amount shall be adjusted as reasonably determined by Manager.

9. MANAGEMENT FEES.
     9.1 Construction Supervision Fee. For any services performed by Manager pursuant to Paragraph 1.14, above, Manager shall receive a construction supervision fee equal to five percent (5"%)of the total amount of construction costs approved by Owner, due payable concurrently with the applicable payments to the construction contractor(s) and materialmen.

     9.2 Base Management Fee. Throughout the term of this Agreement, Manager shall receive a monthly fee
("Base Management Fee") equal to six percent (6%) of the gross revenues generated for the prior month by the Facility, payable on or before the 10th day of each month. For purposes hereof, "gross revenues" shall mean all revenues generated by the Facility, but shall specifically exclude the proceeds from the sale of any Facility equipment and any insurance and condemnation proceeds.

     9.3 Proration of Fees. If the services of Manager commence or terminate for any reason (including, without limitation, those set forth in Paragraph 5 hereof other than on the first day of any calendar month, the Base Management Fee for such partial month shall be prorated based upon the number of days for which services are actually rendered by Manager during such partial month.

     9.4 Payment of Fees. Notwithstanding any other provision of this Agreement to the contrary, the Base
Management Fee shall be disbursed by Manager to itself out of the Facility Checking Account prior to the payment of any other Facility Expenses and prior to the repayment to Owner of any working capital deposits made by Owner pursuant to the terms hereof(without limiting the generality of the foregoing, the Base Management
Fee shall be paid to Manager on a priority basis, and Manager may disburse the Base Management Fee to itself without regard for the minimum cash balance requirement, or the need to demand additional working capital from Owner, pursuant to Paragraph 8.2, above).

10. INDEMNIFICATION.

     10.1 By Manager. Manager shall indemnify, defend, and hold harmless Owner from and against any loss incurred by or damage to Owner where such loss or damage results from the negligent acts or omissions or the willful misconduct of Manager in performing
Manager's obligations under this Agreement.

     10.2 By Owner. Owner shall indemnify, defend and hold harmless Manager from and against any loss incurred by or damage to Manager where such loss or damage results from the

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negligent act or omissions or the willful misconduct of
Owner in performing Owner's obligations under the Agreement.

     10.3 Survival of Indemnification Obligations.
Notwithstanding any other provision of this Agreement to the contrary (including, without limitation, Paragraph 4.3, above), each party's obligation to indemnify, defend and hold harmless the other party shall survive the termination of the Term and this Agreement with respect to the negligent acts or omissions or willful misconduct of the indemnifying party prior to the effective date of such termination.

11. RIGHT OF FIRST REFUSAL
     In the event Owner desires to sell, convey or lease ("Transfer") the Facility prior to the expiration of the Term, and Owner receives a bona fide offer to effect a Transfer of the Facility from a third party capable of performing such offer ("Transfer Offer") which Owner desires to accept, Owner shall first give written notice of such Transfer Offer to Manager. Such notice shall include all of the material terms and conditions of the Transfer Offer (e.g. , purchase price or lease rate, terms of payments, closing date, earnest money or other deposits, documents required for Closing, options to purchase). For a period of thirty
(30) days after Manager's receipt of such notice, Manager shall have the right to elect to acquire the Facility or interest therein upon the same terms and conditions as are contained in the Transfer Offer, which election shall be made by giving written notice thereof to Owner within such thirty (30) day period. If
Owner does not timely receive Manager's written notice of Manager's election to acquire the Facility or interest therein on the terms and conditions of the Transfer Offer, Owner shall have the right to accept such Transfer Offer and Transfer the Facility to such third party in accordance with the terms of the Transfer Offer free and clear of Manager' s right of first refusal hereunder. Notwithstanding any other provision of this Paragraph 11, in no event shall Owner be entitled to Transfer the Facility to any third party on terms or conditions materially different from those set out in the notice of Transfer Offer provided by Owner to Manager, unless Owner has given Manager written notice of such materially different terms and conditions and provided Manager an additional thirty
(30) days in which to elect to effect a Transfer on such materially different terms and conditions.

12. MISCELLANEOUS

     12.1 Notices. All notices required or permitted pursuant to this Agreement: (a) shall be given in writing; and (b) delivered by (i) hand delivery, (ii) registered or certified mail, postage prepaid, (iii) nationally recognized courier guaranteeing next-business day delivery), or (iv) facsimile transmission
(with receipt confirmed telephonically by the recipient). Notice shall be delivered or mailed to the parties at the following addresses or at such other places as either party shall designate by giving notice in accordance with this Paragraph 12. I.

          To Manager:    Acorn Service Corporation
                             3131 Elliott Avenue, Suite
                         500
                             Seattle, WA 98121
                         Phone: 206-301-4495
                         Fax: 206-301-4500
                         Attn: Jeff Mikus


          To Owner:      York Care, L.L.C.
                         3131 Elliott Avenue, Suite 500
                         Seattle, WA 98121
                         Phone: 206-301-4095

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                         Fax: 206-301-4545
                         Attn: Keith James


     12.2 Assignment. Except as otherwise provided in Paragraph 1.6, above, this Agreement shall not be assigned by either party without the prior written consent of the non assigning party, which consent shall not be unreasonably withheld, conditioned, delayed.

     12.3 Relationship of the Parties. The relationship of the parties shall be that of Owner and independent contractor and all acts performed by Manager during the term hereof as Manager of the Facility shall be deemed to be performed by Manager in Manager's capacity as an independent contractor. Nothing contained in this Agreement is intended to, or shall be construed to, give rise to or create a partnership or joint venture or lease between Owner, and Owner's successors and assigns on the one hand, and Manager, and Manager's successors and assigns on the other hand.

     12.4 Entire Agreement. This Agreement contains the entire agreement between the parties and shall be binding upon and inure to the benefit of their successors and, to the extent permitted hereby, their assigns, and shall be construed in accordance with the laws of the State of Washington. This Agreement may not be modified or amended except by written instrument signed by both of the parties hereto.

          (a) The parties hereby acknowledge that
             effective as of the Commencement Date, the Agreement to Provide Accounting and
             Administrative Services to an
             Independent/Assisted Living Facility dated as of March 31,1997, and as amended by that certain First Amendment dated as of September 1, I 997, entered into by and between the parties, shall terminate and be of no further force and effect.
     12.5 Headings/Captions. The headings and captions used in this Agreement are for convenience of reference only and shall not be construed in any manner to limit or modify any of the provisions hereof.

     12.6 Attorneys' Fees. In the event either party brings an action to enforce or interpret this Agreement, the prevailing party in such action shall be entitled to recover from the other party all costs incurred in connection therewith, including reasonable attorneys' fees incurred in the preparation, conduct, and/or settlement thereof.

     12.7 Severability. In the event one or more of the provisions contained in this Agreement is deemed to be invalid, illegal, or unenforceable in any respect under applicable law, the validity, legality, and enforceability of the remaining provisions hereof shall not in any way be impaired thereby.

     12.8 Cumulative; No Waiver. No right or remedy herein conferred upon or reserved to either party is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder, or now or hereafter legally existing upon the occurrence of an Event of Default. The failure of either party to insist at any time upon the strict observance or performance of any of the provisions of this Agreement or to exercise any right or remedy as provided in this Agreement shall not impair any such right or remedy or be construed as a waiver or relinquishment thereof with respect to subsequent Event of Default. Each and every right and remedy given by this Agreement to a party may be exercised from time to time and as often as may be deemed expedient by such party.

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

     12.9 Authorization for Agreement. The execution and performance of this Agreement by Owner and Manager have been duly authorized by all necessary laws, resolutions or corporate action, and this Agreement constitutes the valid, binding and enforceable obligations of Owner and Manager, respectively, in accordance with its terms.

     12.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but collectively shall constitute but one and the same Agreement.

     IN WITNESS WHEREOF, the parties have hereto caused this Agreement to be duly executed, as of the day and year first above written.

Owner:                        YORK CARE, L.L.C.,
                              a Washington limited
                            liability company

                              By: /s/ Daniel R. Baty
                                    --------------------
                            --------------
                              Its: Manager


Manager:                      ACORN SERVICE
                              CORPORATION,
                              a Washington corporation

                              By:  /s/ Michelle A.
                              Bickford
                                     ------------------
                              -------------------
                              Its:  V.P. New Business
                              Development




























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